UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2020

GENEREX BIOTECHNOLOGY CORPORATION

(Exact of registrant as specified in its charter)

DELAWARE	000-29169	98-0178636
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification No.

10102 USA Today Way, Miramar, Florida 33025

(Address of principal executive offices) (Zip Code)

(416) 364-2551

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

1

Item 8.01 Other Events.

On April 15, 2020, Generex Biotechnology Corporation (“Generex”) received a letter of support from Wake Forest Baptist Health regarding Generex’s efforts to develop Generex’s li- Key-SARS-CoV-2 peptide vaccine with the goal to begin mass vaccination in the Fall of 2020. A copy of the letter of support is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

Wake Forest Baptist Health is a pre-eminent academic health system based in Winston-Salem, North Carolina. Wake Forest Baptist’s two main components are an integrated clinical system – anchored by Wake Forest Baptist Medical Center, an 885-bed tertiary-care hospital in Winston-Salem – that includes Brenner Children’s Hospital, five community hospitals, more than 350 primary and specialty care locations and more than 2,500 physicians; and Wake Forest School of Medicine, a recognized leader in experiential medical education and groundbreaking research that includes Wake Forest Innovations, a commercialization enterprise focused on advancing health care through new medical technologies and biomedical discovery.

Forward-Looking Statements

Statements in this report may contain certain forward-looking statements. All statements included concerning activities, events or developments that the Generex expects, believes or anticipates will or may occur in the future are forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements. Known risks and uncertainties also include those identified from time to time in the reports filed by Generex with the Securities and Exchange Commission, which should be considered together with any forward-looking statement. No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements. Generex undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Generex cannot be sure when or if it will be permitted by regulatory agencies to undertake additional clinical trials or to commence any particular phase of clinical trials. Because of this, statements regarding the expected timing of clinical trials or ultimate regulatory approval cannot be regarded as actual predictions of when Generex will obtain regulatory approval for any “phase” of clinical trials or when it will obtain ultimate regulatory approval by a particular regulatory agency. Generex claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act. Additional information on these and other risks, uncertainties and factors is included in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8- K and other documents filed with the SEC.

2

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Letter of Supprt provided by Wake Forest Babtist Health dated April 15, 2020

3

April 15, 2020

U.S. Department of Health and Human Services

200 Independence Avenue SW

Washington, DC 20201

Office of the Assistant Secretary for Preparedness and Response (ASPR) and Biomedical Advanced Research and Development Authority (BARDA):

It is our understanding that Generex Biotechnology is working with the HHS, ASPR, BARDA, and other government agencies to develop the Ii-Key-SARS-CoV-2 peptide vaccine with the goal to begin mass vaccination in the Fall of 2020. This will require the collection of convalescent plasma for the screening and selection of peptides to be included in the final vaccine formulation. This formulation will then be administered as part of an adaptive design protocol in a clinical trial to assess safety and immunogenicity. Concurrently, a similar clinical trial will be conducted in a special population of healthcare workers. Subsequent special population trials will be conducted in pediatric, geriatric, and immunocompromised populations.

On behalf of Wake Forest Baptist Health, please accept this letter as notice of our intent to support Generex Biotechnology and BARDA’s efforts to develop the Ii-Key-SARS-CoV-2/COVID-19 vaccine. Although we cannot commit financial support or in-kind services, we are eager to provide clinical and laboratory expertise. As resources permit we are willing to assume Principal Investigator roles, assist in the collection of convalescent plasma, and serve as a research site for the immunogenicity, healthcare workers, and special population clinical trials. We recognize the urgent need for vaccine development and are committed to partnering with Generex Biotechnology and BARDA to make it a reality.

Sincerely,

John W. Sanders, MD

Professor of Medicine,

Chief, Section on Infectious Diseases

4

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 11, 2020

GENEREX BIOTECHNOLOGY CORPORATION

/s/Joseph Moscato

By: Joseph Moscato, CEO, President

5